UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2011

ON ASSIGNMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26745 Malibu Hills Road
 Calabasas, CA 91301
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (818) 878-7900

26551 West Agoura Road
Calabasas, CA 91302
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and restates Item 9.01 of the Current Report on Form 8-K filed by On Assignment, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (“SEC”) on March 3, 2011 (the “Original Filing”).  At the time of the Original Filing, the Company anticipated that it would be required to file certain financial statements and pro forma financial information of Warphi NV, a Belgium entity (“Warphi”) in connection with the acquisition by a wholly owned subsidiary of the Company of all of the outstanding capital stock of Warphi.  Because the Company is not required to file such financial statements and pro forma financial information in connection with such acquisition it is filing this Current Report on Form 8-K/A.

Item 9.01               Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON ASSIGNMENT, INC.
Date: March 11, 2011	By:	/s/ James L. Brill
Sr. Vice President of Finance and
Chief Financial Officer